     Certain confidential material contained in this document, marked by brackets and denoted by an asterisk, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934.

                                    EXHIBIT 10.39

                         CONFIDENTIAL LETTER OF UNDERSTANDING

April 18, 1996

To: Pat McNallen

From: John Kaiser

cc: Don Hawthorne

The following summarizes the terms we discussed today for the manufacture of the IOS System (Sunrise). These terms have been agreed to today by the Biocircuits Board of Directors and it is my understanding that they are agreeable with KMC Systems (Kollsman) as well. The effective date of the warrant agreement and the amendment to the contract will be April 18. 1996.

1. Kollsman will manufacture all of the Biocircuits US requirements for the years 1996 and 1997.

2. The transfer price for all units produced during the period will be [ * ] per unit.

3. Biocircuits will issue to Kollsman a warrant for 250,000 shares of common stock. The exercise price of the warrant will be $7.00 per share. The
    warrants will expire on   December 31, 1997 and will include a net exercise
    provision.

4. If the average closing price of the common stock for the ten trading days of December 2, 1997 through December 13, 1997, as reported by the WALL STREET JOURNAL, is $14.00 per share or greater all obligations of Biocircuits with respect to the warrants will have been met.

5. If the average closing price of the common stock for the ten trading days of December 2, 1997 through December 13, 1997, as reported by the WALL STREET JOURNAL, is less than $14.00 per share but greater than $10.00 per share, the expiration date of the warrant will be extended to December 31, 1998.

6. If the average closing price of the common stock for the ten trading days of December 2, 1997 through December 13, 1997, as reported by the WALL STREET JOURNAL, is less than $10.00 per share, the expiration date of the warrant will be extended to December 31, 1998. In addition, Biocircuits will issue on January 1, 1998 a warrant for 50,000 shares of common stock with an exercise price equal to the then market price and an expiration date of December 31, 1998. For the purpose of the additional 50,000 shares the market price is defined as the average closing price for the ten trading days prior to January 1, 1998.

7. Kollsman will purchase all necessary raw materials and Biocircuits agrees to provide some form of security to be triggered by an as of yet to be determined cash balance.

8. Effective January 1, 1998, Biocircuits will have the right to manufacture or engage a third party to manufacture all or part of the Biocircuits requirements.

9.  Biocircuits agrees to use best efforts to reduce the total ATP time to less
    than the planned  [     *     ].  To the extent that the time can be
    reduced, all cost benefit will accrue to Biocircuits in the form of a reduced transfer price.

10. Biocircuits agrees to pay the following NRE invoices submitted by Kollsman for cost incurred through March 8, 1996 within 5 business days of the execution of this agreement. Invoice numbers 6KA553, 6KA282, 6KA552,
    6KA576 comprising [     *     ].

I believe that this covers the substance of the verbal agreement reached during our telephone conversations and signature will signify that both parties intend to enter into a final agreement via a contract amendment. We will start immediately to draft the appropriate amendment, and as stated above the effective date of both the warrant agreement and the contract amendment will be April 18, 1996.

Please sign this document, retain a copy for your files and return a copy to me. A signed original copy will be sent by mail immediately. Please then sign and return a copy of the original.

Signed:                 /s/ Patrick W. McNallen
                        ----------------------------------------
                        Patrick W. McNallen
                        Vice President/General Manager
                        KMC Systems


Signed:                 /s/ John Kaiser
                        ----------------------------------------
                        John Kaiser
                        President and CEO
                        Biocircuits Corporation